                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

                           FEDERAL EXPRESS CORPORATION
                              2005 CORPORATE AVENUE
                            MEMPHIS, TENNESSEE 38132
                ________________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 26, 1994
                ________________________________________________

To the Stockholders of Federal Express Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of Federal Express Corporation (the "Corporation") will be held at the [_________] Hotel, [_____________], Memphis, Tennessee, on Monday, September 26, 1994 at
10:00 a.m., Central Time, for the following purposes:

     1.   To elect the Class II Directors to serve for the next three years;

     2. To approve an amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of the Corporation's Common Stock;

     3. To ratify the designation of Arthur Andersen & Co. as independent auditors of the Corporation for fiscal 1995; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on July 29, 1994 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                        By order of the Board Directors,




                                        KENNETH R. MASTERSON
                                             SECRETARY

August  [__], 1994

                                    IMPORTANT

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE ENCLOSED RETURN ENVELOPE REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, AS APPLICABLE.

                            ________________________

                                 PROXY STATEMENT
                            ________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Federal Express Corporation (the "Corporation"). Shares represented at the meeting by the enclosed form of proxy will be voted by Mr. William J. Razzouk, Executive Vice President - Worldwide Customer Operations, and Mr. Kenneth R. Masterson, Senior Vice President, General Counsel and Secretary, in accordance with the directions noted thereon. If no direction is given, the shares will be voted FOR election of the Class II Directors and FOR proposals 2 and 3.

A stockholder giving a proxy may revoke it before it is voted by giving written notice of such revocation to the Secretary of the Corporation or by executing a later dated proxy. Attendance at the meeting by a stockholder who has given a proxy will not have the effect of revoking it unless the stockholder gives such written notice of revocation to the Secretary before the proxy is voted.

In recognition of the importance of confidential voting to many of the Corporation's stockholders, the Board of Directors adopted a confidential voting policy in December 1993. The policy provides that stockholder proxies, ballots and voting materials that identify the votes of specific stockholders will be kept confidential, except (i) as required by law, including in connection with the pursuit or defense of legal or regulatory actions or proceedings; (ii) in the event a stockholder expressly requests disclosure; or (iii) during a contested election for the Board of Directors. In addition, the policy states that the tabulators and inspectors of election, who may be the Corporation's transfer agent or its employees, shall be independent and not the employees of the Corporation.

As in the past, the Corporation's transfer agent, The First National Bank of Chicago, will tabulate the votes, and an employee of the transfer agent will serve as inspector of election. Proxies will be returned in envelopes addressed to the transfer agent and, except in the limited circumstances specified above, will not be seen by or reported to the Corporation.

The Definitive Proxy Statement and accompanying form of proxy will be first sent or given to stockholders on or about August [15], 1994.

The cost of solicitation of proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mail and the Corporation's internal mail system, proxies may be solicited by directors, officers and regularly engaged employees of the Corporation. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Corporation upon request for their out-of-pocket expenses. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $8,000 plus reimbursement of expenses.

The Annual Report to Stockholders for the Corporation's fiscal year ended
May 31, 1994, including financial statements, is enclosed. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

Only stockholders of record at the close of business on July 29, 1994 will be entitled to notice of and to vote at the meeting. As of such date, the Corporation had outstanding and entitled to vote at the meeting ___________ shares of Common Stock. Each share of Common Stock is entitled to one vote for the election of the Class II Directors and for all other matters before the meeting.

A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Abstentions will be included in tabulations of the votes cast on the proposals presented in the same manner as votes cast against such proposals. Broker non-votes will not be counted either for or against the proposal when determining whether a particular proposal has been approved.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the amount of the Corporation's Common Stock beneficially owned by each director of the Corporation, each nominee to become a director, each of the Executive Officers named in the Summary Compensation Table and by all directors and executive officers as a group, as of the record date for the annual meeting. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.


                                           AMOUNT AND NATURE OF       PERCENT OF
NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP         CLASS
- ------------------------                   --------------------       ----------
Smith, Frederick W.. . . . . . . . . . .         5,002,748(1)             %
Allen, Robert H. . . . . . . . . . . . .             7,704(2)             *
Baker, Howard H., Jr.. . . . . . . . . .             6,000(2)             *
Bryan, Anthony J. A. . . . . . . . . . .             9,704(2)             *
Cox, Robert L. . . . . . . . . . . . . .           31,000 (3)             *
DeNunzio, Ralph D. . . . . . . . . . . .            7,000 (2)             *
Estrin, Judith L.  . . . . . . . . . . .            6,000 (2)             *
Greer, Philip. . . . . . . . . . . . . .           27,978 (2)(4)          *
Hyde, J.R., III. . . . . . . . . . . . .           25,000 (2)(5)          *
Manatt, Charles T. . . . . . . . . . . .            6,000 (2)             *
Smart, Jackson W., Jr. . . . . . . . . .           27,234 (2)(6)          *
Smith, Joshua I. . . . . . . . . . . . .            1,000 (7)             *
Willmott, Peter S. . . . . . . . . . . .           48,950 (2)             *
Razzouk, William J.  . . . . . . . . . .           22,176 (8)             *
Weise, Theodore L. . . . . . . . . . . .           82,604 (9)             *
Rodek, Jeffrey R.. . . . . . . . . . . .          52,125 (10)             *
Masterson, Kenneth R.  . . . . . . . . .          45,650 (11)             *
All directors and executive officers
as a group (___ persons) . . . . . . . .                  (1)(2)(3)(4)
                                                          (5)(6)(7)(8)
                                                           (9)(10)(11)    %
                                                          (12)

______________________________________



(*) Less than 1% of issued and outstanding shares of Common Stock of the Corporation.

(1) Includes 3,744,928 shares of Common Stock owned of record by Mr. Smith (representing ____% of the outstanding Common Stock), 1,035,320 shares of Common Stock owned of record by Frederick Smith Enterprise Company, Inc. ("Enterprise"), a family holding company, and 222,500 shares as to which Mr. Smith has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under the Corporation's 1987 and 1989 Stock Incentive Plans. First Tennessee Bank, N.A., Memphis, Tennessee, as Trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise's outstanding stock and Mr. Smith owns 45% directly. Mr. Cox is a director of Enterprise.

(2) Includes 5,000 shares as to which each director who is not also an employee of the Corporation has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under the Corporation's 1989 Stock Incentive Plan.

(3) Includes 30,000 shares of Common Stock owned by RLC Family Partners Ltd., a limited partnership of which Mr. Cox is the sole general partner, and 1,000 shares as to which Mr. Cox has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under the Corporation's 1989 Stock Incentive Plan. and excludes 4,000 shares owned by Mr. Cox's wife as to which Mr. Cox disclaims beneficial ownership.

(4) Excludes 11,156 shares owned of record and beneficially by members of Mr. Greer's family as to which Mr. Greer disclaims beneficial ownership.

(5) Includes 4,000 shares of Common Stock owned by a family trust and members of Mr. Hyde's family.

(6)   Includes 2,100 shares of Common Stock owned by Mr. Smart's wife.

(7) Includes 1,000 shares as to which Mr. Smith has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under the Corporation's 1989 Stock Incentive Plan.

(8) Includes 12,550 shares of Common Stock as to which Mr. Razzouk has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under the Corporation's Stock Incentive Plans.

(9) Includes 43,365 shares of Common Stock as to which Mr. Weise has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under the Corporation's Stock Incentive Plans and 4,914 shares owned by members of Mr. Weise's family.

(10) Includes 39,090 shares of Common Stock as to which Mr. Rodek has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under the Corporation's Stock Incentive Plans.

(11) Includes 43,150 shares of Common Stock as to which Mr. Masterson has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under the Corporation's Stock Incentive Plans.

(12) Includes _____ shares of Common Stock as to which the directors and executive officers as a group have the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 29, 1994 under the Corporation's Stock Incentive Plans.

Listed below are certain persons who owned beneficially, as of December 31, 1993, more than five percent of the Corporation's Common Stock. This information is based on Schedule 13Gs filed with the Securities and Exchange Commission.


                                              AMOUNT AND NATURE OF      PERCENT OF CLASS AS OF
 NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP        DECEMBER 31, 1993
- -------------------------------------         --------------------      ----------------------
The Capital Group, Inc.                            6,452,850(1)                  11.72%
333 South Hope Street
Los Angeles, California  90071

Sanford C. Bernstein & Co., Inc.                   4,527,176(2)                   8.17
767 Fifth Avenue
New York, New York  10153

(1) Capital Guardian Trust Company ("Capital Guardian"), a bank and operating subsidiary of The Capital Group, Inc. exercised investment discretion over 2,079,650 of the aggregate shares. Capital Research and Management Company, a registered investment advisor, and Capital International Limited, another operating subsidiary, had investment discretion with respect to 4,270,000 and 103,200 shares, respectively. The Capital Group, Inc. had sole power to vote or to direct the vote with respect to 1,661,380 shares. Neither The Capital Group, Inc. nor any of its subsidiaries had the power to vote or to direct the vote of the remaining shares. The Capital Group, Inc. disclaimed beneficial ownership of all such shares of the Corporation.

(2) Sanford Bernstein exercises sole investment discretion with respect to the shares and sole voting power with respect to _________ of such shares. Sanford Bernstein does not disclaim beneficial ownership of any such shares.



                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

At the date of the Annual Meeting, the Board of Directors will consist of thirteen members, divided into three classes. Four nominees (the "Class II Directors") are to be elected at this Annual Meeting to serve for a term of three years and until their successors are elected and qualified. The remaining nine Directors will continue to serve as set forth below, with five Directors (the "Class III Directors") having terms expiring at the 1995 Annual Meeting and four Directors (the "Class I Directors") having terms expiring at the 1996 Annual Meeting. The nominees for election as Class II Directors are now directors of the Corporation. Each nominee has agreed to serve if elected. The proxy holders will vote the proxies received by them for the four Class II nominees or, in the event of a contingency not presently foreseen, for different persons as substitutes therefor unless authority is withheld.

The following sets forth, with respect to each nominee and each director continuing to serve, his or her name, age, principal occupation and employment during the past five years, the year in which he or she first became a director of the Corporation and directorships held in other corporations.

                            NOMINEES FOR ELECTION AS
                       CLASS II DIRECTORS FOR A THREE-YEAR
                    TERM EXPIRING AT THE 1997 ANNUAL MEETING


DIRECTOR, YEAR FIRST                             PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR        AGE                BUSINESS AND DIRECTORSHIPS
- -------------------        ---                --------------------------
Ralph D. DeNunzio           62       President of Harbor Point Associates, Inc.,
       1981                          a private investment and consulting firm,
                                     since October 1987. Director, AMP
                                     Incorporated, Harris Corporation and
                                     NIKE, Inc.

Charles T. Manatt           58       Senior Partner, Manatt, Phelps & Phillips,
       1989                          a law firm, for more than the past five
                                     years; Chairman of First Los Angeles Bank
                                     for more than five years until
                                     December 1989. Director, GTE California
                                     Incorporated, GTE Northwest Telephone
                                     Company, SPI Pharmaceuticals Inc. and
                                     Castle & Cook Homes.

Jackson W. Smart, Jr.       63       Chairman and Chief Executive Officer of MSP
       1976                          Communications, Inc., a radio broadcasting
                                     company, since October 1988.  Trustee,
                                     Goldman Sachs-Institutional Liquid Assets,
                                     Financial Square Money Market Trust,
                                     Goldman Sachs Trust and Goldman Sachs
                                     Equity Portfolios Inc.; Director, North
                                     American Private Equity Fund and Evanston
                                     Hospital Corporation.

Joshua I. Smith             53       Chairman, President and Chief Executive
       1989                          Officer of The MAXIMA Corporation, an
                                     information and data processing firm, since
                                     1978. Director, Caterpillar, Inc. and
                                     Inland Steel Industries, Inc.

                    CLASS III DIRECTORS CONTINUING IN OFFICE
                  WHOSE TERMS EXPIRE AT THE 1995 ANNUAL MEETING


DIRECTOR, YEAR FIRST                          PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR        AGE             BUSINESS AND DIRECTORSHIPS
- -------------------        ---             ---------------------------
Howard H. Baker, Jr.        68       Partner, Baker, Worthington, Crossley &
       1988                          Stansberry, a law firm, since July 1988.
                                     Director, Pennzoil Company, United
                                     Technologies Corporation and WMX
                                     Technologies, Inc.

                                        5




Judith L. Estrin            39       Chief Executive Officer and President of
       1989                          Network Computing Devices, Inc. since
                                     September 1993; Executive Vice President of
                                     Network Computing Devices, Inc. from
                                     July 1988 to September 1993. Director,
                                     Network Computing Devices, Inc.

Philip Greer                58       General Partner of Weiss, Peck & Greer
       1974                          Investments, a diversified investment
                                     management and securities firm, since 1970.
                                     Director, Network Computing Devices, Inc.
                                     and Robert Mondavi Winery.

J. R. Hyde, III             51       Chairman and Chief Executive Officer of
       1977                          AutoZone, Inc., an auto parts retail chain,
                                     since July 1988. Director, AutoZone, Inc.
                                     and First Tennessee National Corporation.

Frederick W. Smith          50       Chairman, President and Chief Executive
       1971                          Officer of the Corporation since 1983;
                                     Chairman and Chief Executive Officer of the
                                     Corporation since 1975; President of the
                                     Corporation from 1971 to 1975.

                     CLASS I DIRECTORS CONTINUING IN OFFICE
                  WHOSE TERMS EXPIRE AT THE 1996 ANNUAL MEETING


DIRECTOR, YEAR FIRST                          PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR        AGE             BUSINESS AND DIRECTORSHIPS
- -------------------        ---             ---------------------------
Robert H. Allen             66       Private Investor and Managing Partner,
       1977                          Challenge Investment Partners since May
                                     1993;  Chairman and Chief Executive Officer
                                     of Realm Resources, Inc., a natural
                                     resource company, from 1983 to 1991.
                                     Director, Baylor College of Medicine, First
                                     City Bank of Texas, Geoquest
                                     International, Inc. and Nuevo Energy
                                     Company.

Anthony J. A. Bryan         71       Chairman, Executive Committee, Hospital
       1978                          Corporation International, a company that
                                     owns, manages and builds hospitals and
                                     health-related facilities in various
                                     countries around the world, since
                                     March 1991; Chairman, Hospital Corporation
                                     International from July 1991 until
                                     September 1992; Chairman and Chief
                                     Executive Officer of Oceonics Group PLC
                                     from March 1988 to March 1991.

Robert L. Cox               58       Partner, Waring Cox, a law firm, for more
       1993                          than the past five years and Secretary of
                                     the Corporation from June 1971 to September
                                     1993.

                                        6




Peter S. Willmott           57       Chairman and Chief Executive Officer of
       1974                          Willmott Services, Inc., a retail and
                                     consulting firm, since June 1989; President
                                     and Chief Operating Officer of the
                                     Corporation from September 1980 to
                                     May 1983; Executive Vice President of the
                                     Corporation from 1977 to 1980; Senior Vice
                                     President-Finance and Administration of the
                                     Corporation from 1974 to 1977. Director,
                                     Browning-Ferris Industries, Inc.,
                                     International Multifoods Corporation, Mac
                                     Frugal's Bargains - Close-Outs, Inc.,
                                     Maytag Corporation, Morgan Keegan &
                                     Co., Inc. and Zenith Electronics
                                     Corporation.


                             MEETINGS AND COMMITTEES

The Board of Directors of the Corporation conducted seven regular and two special meetings during fiscal 1994. Each Director, with the exceptions of Mr. Hyde and Mr. Willmott, attended at least 75% of the meetings of the Board and any committees on which they served.

The Board of Directors has an Audit Committee and a Compensation Committee. The present members of the Audit Committee are Philip Greer (Chairman), Howard H. Baker, Jr., Anthony J. A. Bryan, Robert L. Cox, Charles T. Manatt and Peter S. Willmott. The basic responsibilities of the Audit Committee, as approved by the Board of Directors, are to review significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures; to ascertain the existence of effective accounting and internal control systems; to oversee the entire audit function - both internal and independent; and to provide an effective communication link between the auditors (internal and independent) and the Board of Directors. The Audit Committee met eight times during fiscal 1994.

The present members of the Compensation Committee are Jackson W. Smart, Jr. (Chairman), Robert H. Allen, Ralph D. DeNunzio, J. R. Hyde, III and Joshua I. Smith. The Compensation Committee determines the salaries, bonuses and other remuneration and terms and conditions of employment of the officers of the Corporation, administers the Corporation's Stock Incentive and Restricted Stock Plans, oversees the administration of the Corporation's employee benefit plans covering employees generally and makes recommendations to the Board of Directors with respect to the Corporation's compensation policies. The Compensation Committee held seven meetings in fiscal 1994. The Board of Directors does not have a nominating committee.

                                LEGAL PROCEEDINGS

On May 24, 1990, a shareholder filed a class-action suit in the United States District Court for the Western District of Tennessee against the Corporation, Frederick W. Smith and James L. Barksdale, the Corporation's former Executive Vice President and Chief Operating Officer. The complaint alleges fraud and violations of Sections 10(b) and 20 of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. Subsequently, three other shareholders filed separate suits which contain substantially similar allegations. The complaints allege that purchasers of the Corporation's common stock during periods ending May 21, 1990 were damaged when the market value of the stock dropped by nearly 10% on May 22, 1990. The plaintiffs allege generally that the defendants artificially inflated the market value of the Corporation's common stock by a series of misleading statements or by failing to disclose certain adverse information. An unspecified amount of damages is sought. The separate actions have been consolidated and a motion to dismiss the action has been denied. Both plaintiffs and defendants have filed motions for summary judgment. The Corporation and Messrs. Smith and Barksdale are co-defendants in the suit. The Corporation will bear the cost of the defense and is obligated to indemnify Messrs. Smith and Barksdale for their expenses in defending the suit and for any settlement or damages in the action to the extent permitted by law.

                           SUMMARY COMPENSATION TABLE


The following table sets forth the compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and its four other most highly compensated executive officers for services rendered in all capacities during the fiscal years ended May 31, 1994, 1993 and 1992.




                                                                             LONG TERM COMPENSATION
                                                                        -----------------------------------------
                                 ANNUAL COMPENSATION                        AWARDS               PAYOUTS
                               ----------------------------------------------------------------------------------
                                                                                        RESTRICTED     SECURITIES
                                                                        OTHER ANNUAL      STOCK        UNDERLYING     ALL OTHER
    NAME AND PRINCIPAL                       SALARY         BONUS       COMPENSATION  AWARD(S)($)(2)    OPTIONS/     COMPENSATION
         POSITION              YEAR           ($)            ($)           ($)(1)                       SARS (#)      ($)(1)(3)

- ----------------------        ----         --------        -------      ------------  ---------------  ---------     ------------
Frederick W. Smith            1994         650,121            -            84,016(4)        -           100,000         5,573
 Chairman & Chief             1993         550,368            -            66,404           -              -            2,154
 Executive Officer            1992         550,368            -              -              -              -             -

William J. Razzouk            1994         436,386         343,690        169,152        260,000         50,000         5,281
 Executive Vice               1993         301,905          34,070           -              -             5,000         2,154
 President Worldwide          1992         241,049          16,398           -           218,750          8,000          -
 Customer Operations

Theodore L. Weise             1994         399,360         214,675        105,720        162,500         25,000         4,440
 Senior Vice President        1993         364,585          33,261           -              -             5,000         2,154
 Air Operations               1992         328,901          30,438           -              -             9,500          -

Jeffrey R. Rodek              1994         363,087         166,974           -              -            25,000         4,249
 Senior Vice President        1993         310,548          39,618           -              -             5,000         2,154
 Americas &                   1992         253,867          14,533           -              -             5,100          -
 Caribbean

Kenneth R. Masterson          1994         357,162         155,428           -              -            20,000         4,175
 Senior Vice President,       1993         345,198          45,111           -              -             9,000         2,154
 General Counsel and          1992         295,202          13,898           -              -             5,500          -
 Secretary

(1) In accordance with transitional provisions of the Securities and Exchange Commission's rules on executive compensation disclosure in proxy statements, amounts of Other Annual Compensation and All Other Compensation have not been included for fiscal year 1992. The amounts shown for Mr. Razzouk and Mr. Weise represent tax reimbursement amounts.

(2) The amounts in the table represent the closing market value of the shares awarded at the date of grant. At May 31, 1994, the number and value of the restricted stock holdings of the named individuals were as follows:




                                          NUMBER OF SHARES HELD          VALUE
                                          ----------------------       --------
          F.W. Smith . . . . . . . . . .            -                     -
          W. J. Razzouk. . . . . . . . .          9,625               $736,313
          T.L. Weise . . . . . . . . . .          2,500                191,250
          J.R. Rodek . . . . . . . . . .          2,500                191,250
          K.R. Masterson . . . . . . . .            -                     -


The restrictions on the shares awarded to Mr. Razzouk lapse ratably for five years after the date of award with respect to 2,500 shares and lapse ratably for four years after the date of award with respect to 7,125 shares. The restrictions on the shares awarded to Mr. Weise lapse ratably for three years after the date of award. The restrictions on the shares awarded to Mr. Rodek lapse ratably for five years after the date of award.

Holders of restricted shares are entitled to receive any dividends declared on such shares. The Corporation has never declared a dividend on its shares because its policy has been to reinvest earnings in the business of the Corporation.

(3) These amounts represent Corporation contributions and payments to the named executive officers under the Corporation's Deferred Profit Sharing Plan.

(4) Of the amount shown, $65,328 represents personal use of corporate aircraft which is treated as taxable income to Mr. Smith.



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding grants of stock options during the fiscal year ended May 31, 1994 made to the named executive officers under the Corporation's Stock Incentive Plans. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options, which would result in stock prices of approximately $102.52 and $163.24, respectively, for the options with an exercise price of $62.9375, and $115.35 and $183.67, respectively for the options with an exercise price of $70.8125. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercise and common stock holdings are dependent on the future performance of the Corporation's Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.


                                                                                            POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF
                                                                                                  STOCK PRICE
                                                                                                  APPRECIATION
                                        INDIVIDUAL GRANTS                                       FOR OPTION TERM

                        NUMBER OF        % OF TOTAL
                        SECURITIES      OPTIONS/SARS
                        UNDERLYING       GRANTED TO    EXERCISE OR BASE
                       OPTIONS/SARS     EMPLOYEES IN        PRICE          EXPIRATION
     NAME              GRANTED (#)      FISCAL YEAR        ($/SH) *           DATE             5%($)       10%($)
 -------------         ------------     ------------   ----------------   ------------        ------      -------
 F.W. Smith               100,000          10.30%          $62.9375        9/27/2003          3,958,250   10,030,250
 W.J. Razzouk              35,000           3.61            62.9375        9/27/2003          1,385,387    3,510,587
                           15,000           1.55            70.8125        12/6/2003            668,062    1,692,862
 T.L. Weise                25,000           2.58            62.9375        9/27/2003            989,562    2,507,562
 J.R. Rodek                25,000           2.58            62.9375        9/27/2003            989,562    2,507,562
 K.R. Masterson            20,000           2.06            62.9375        9/27/2003            791,650    2,006,050


________________________

* The option exercise price of the options granted to the individuals shown above was the fair market value of the Corporation's Common Stock at the date of grant of the option. In each case, the options are subject to a vesting schedule as follows: 20% after one year from the date of grant; 40% after two years; 60% after three years; 80% after four years; and 100% after five years. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. During the fiscal year ended May 31, 1994, options for a total of 970,750 shares were granted to various employees of the Corporation.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

The following table summarizes for each of the named executive officers certain information relating to stock options exercised by them during the fiscal year ended May 31, 1994. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on May 31, 1994, which was $76.125 per share. These values, unlike the amounts set forth in the column "Value Realized," have not been, and may never be, realized. The options have not been, and may not be, exercised; and actual gains, if any, on exercise will depend on the value of the Corporation's Common Stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested.


                                                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED IN
                                                        UNDERLYING UNEXERCISED          THE-MONEY OPTIONS/SARS
                                                      OPTIONS/SARS AT FY-END (#)             AT FY-END ($)
                                                     ----------------------------    ----------------------------
                  SHARES ACQUIRED       VALUE
    NAME          ON EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -------------     ---------------    ------------    -----------    -------------    -----------    -------------
F.W. Smith                _                 _          202,500        100,000         7,327,969       1,318,750
W.J. Razzouk           13,000          $250,248            400         66,800            11,250       1,094,875
T.L. Weise             15,985           485,714         33,615         38,400           999,168         726,519
J.R. Rodek              3,750           147,656         31,740         36,860           971,106         671,613
K.R. Masterson         10,000           290,625         34,400         34,600           985,525         692,194



                               PENSION PLAN TABLE

The following table shows the estimated annual pension benefits payable to participants upon retirement on a single straight life annuity basis in specified remuneration classes and years of credited service under the Federal Express Corporation Employees' Pension Plan and the Federal Express Corporation Retirement Parity Pension Plan which provides 100 percent of the benefit that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits.



                                                  YEARS OF SERVICE
                       ----------------------------------------------------------------------
  REMUNERATION           10              15              20             25              30
  ------------           --              --              --             --              --
     250,000            50,000          75,000         100,000        125,000         125,000
     300,000            60,000          90,000         120,000        150,000         150,000
     350,000            70,000         105,000         140,000        175,000         175,000
     400,000            80,000         120,000         160,000        200,000         200,000
     450,000            90,000         135,000         180,000        225,000         225,000
     500,000           100,000         150,000         200,000        250,000         250,000
     550,000           110,000         165,000         220,000        275,000         275,000
     600,000           120,000         180,000         240,000        300,000         300,000

                                       10





     700,000           140,000         210,000         280,000        350,000         350,000
     800,000           160,000         240,000         320,000        400,000         400,000



The remuneration as specified above includes Salary and Bonus as reported in the Summary Compensation Table (p.8). Since the covered compensation is the average over the five-year period preceding retirement, the amount differs from that set forth in the Summary Compensation Table and is stated below together with the credited years of service achieved.




                                   COVERED        YEARS OF
             NAME                COMPENSATION     SERVICE
             ----                ------------     -------
          F.W. Smith             $ 657,010             22
          W.J. Razzouk             293,055             11
          T.L. Weise               370,407             22
          J.R. Rodek               330,489             14
          K.R. Masterson           274,533             16



                     REPORT ON EXECUTIVE COMPENSATION OF THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


The compensation of the Corporation's executives comprises three basic components: base salary, annual and long-term performance bonus plans and long-term equity incentives. The Compensation Committee (the "Committee") of the Board of Directors determines the compensation of the executive officers of the Corporation, approves the objectives for the annual and long-term performance bonus plans, establishes the funding of the plans, determines the awards of long-term equity incentives and the individuals to whom such awards are made, and recommends to the Board of Directors the compensation of the chief executive officer of the Corporation.

BASE SALARY. The establishment of competitive base compensation for the Corporation's executives is the primary objective in setting base salaries. The starting point for this process is to determine the relative importance of an executive officer's position, the extent of accountability of the position and the skills required to perform the duties of the position. In addition, the Corporation utilizes compensation surveys published by three major consulting firms of companies in general industry with $5 billion or more in annual sales. The Committee believes that general industry is an appropriate comparison category in determining competitive compensation because the Corporation's executives can be recruited from, and by, businesses outside the Corporation's industry peer group. Base salaries are targeted at the median (or 50th percentile) of base salaries for comparable positions in the comparison surveys mentioned above.

None of the factors mentioned above is given any particular weight in determining base compensation. Other factors may also influence such determination, such as the relative extent of an individual's experience or a desire to retain a valuable executive. In particular, several executive officers were afforded base salary increases in 1994 to address outside recruiting pressures. The Committee's target for Mr. Smith is the 50th percentile as is the case with the other executive officers. Mr. Smith's base salary was increased 27.2% in 1994; however, his base salary remains at less than the 25th percentile of base salaries of chief executive officers in the comparison surveys because of his decisions to decline several recommended increases over the past three years.

PERFORMANCE BONUS PLAN. Under the Corporation's annual performance bonus plan, an annual bonus opportunity is established at the beginning of each fiscal year for management and certain professional employees based on the degree of attainment of both corporate and individual goals for the year. Each position eligible for such bonus, including all executive officers but excluding Mr. Smith, is assigned a number of points based on salary grade. Individual objectives for each position are established and points are allocated to the objectives by each participant and his or her immediate superior. A participant earns points by achieving his or her individual objectives. The amount of a participant's bonus is determined by the number of points earned, multiplied by the dollar value, if any, assigned to each point by the Committee according to the extent of achievement of plan objectives.

The plan objectives established for 1994 were (i) a pretax income goal, (ii) an internal measure reflecting a targeted level of service quality and
(iii) achievement of a corporate leadership index based on an annual attitudinal survey of employees. For 1994, the pretax income goal and the internal service measure target were assigned 85% and 15% weightings, respectively. The corporate leadership index was an additional qualifier for 1994 which, although not assigned any particular weighting, is a factor to be considered by the Committee in its discretion in establishing bonuses based on whether this objective was met, not met or exceeded.

If both the individual and plan objectives are achieved, point values and the number of points assigned are designed to produce a bonus ranging, on a sliding scale, from a threshold amount if the plan objectives are minimally achieved, to up to if a maximum amount such objectives are substantially exceeded. For
1994, the threshold bonus target was established at an amount which, when added to base salary, would approximate the 50th percentile of total salary and bonus for comparable positions in the comparison surveys discussed above under BASE SALARY. Thus, total salary and bonus for executive officers (assuming achievement of all individual objectives) is designed to range from the 50th to 75th percentile of total salary and bonus for comparable positions in the comparison surveys according to the degree to which plan objectives are met or exceeded.

For 1994, bonuses were awarded to executive officers (other than Mr. Smith) based on achievement of above plan targets for pretax income for the entire fiscal year. The service quality index goal was not achieved. The corporate leadership index goal was achieved.

Mr. Smith's bonus is not determined by a number of points specifically assigned to his position as is the case with other management personnel, but by whether corporate business plan objectives are met or exceeded. If such objectives are met, the Committee determines and recommends to the Board of Directors a bonus which, when combined with base salary, may be up to the 75th percentile of total compensation for chief executive officers in the comparison surveys discussed above under BASE SALARY. Mr. Smith's bonus for 1994 combined with his base salary amounted to less than the 50th percentile of total compensation of chief executive officers in the comparison surveys.

In 1994, the Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 1996 if the Corporation achieves certain earnings per share targets established by the Committee with respect to the three-fiscal year period 1994 through 1996. However, no amounts can be earned until fiscal 1996 because it is only after the conclusion of that year that the Committee can determine the extent of achievement of the three-year earnings per share objectives. The Committee has established a similar plan for the three-fiscal year period 1995 through 1997 providing a bonus opportunity for 1997 if certain earnings per share targets are achieved with respect to that period. Under both plans, an individual's bonus will be a set dollar amount ranging from a threshold amount if the objectives are minimally achieved, up to a maximum amount if the plan targets are substantially exceeded. The first-year earnings per share targets under these plans significantly exceed business plan goals for those years and the targets for the second and third years reflect ambitious goals for long term earnings growth.

LONG-TERM INCENTIVES. Stock options were granted as long-term incentives in 1994 to certain key employees of the Corporation, including executive officers, under various of the Corporation's Stock Incentive Plans (the "Plans"). Under the terms of the Plans, the Corporation may grant options to key employees (determined by the Committee) to purchase such number of shares of the Common Stock of the Corporation as is determined by the Committee.

The number of shares for which options are granted to executive officers is generally determined by the Committee based on the respective officer's senior officer status. For example, options granted to Senior Vice Presidents are usually for the same number of shares, while a grant to the Executive Vice President will usually be for more shares than granted to Senior Vice Presidents. However, no set criteria are used and other factors may influence the Committee's determination with respect to the number of shares granted, such as the promotion of an individual to a higher position, a desire to retain a valued executive or the number of shares then available for grant under one or more of the Plans. The stock option holdings of an individual at the time of a grant are generally not considered in determining the size of a grant to that individual.

Restricted stock was awarded in 1994 to certain executive officers of the Corporation, under the Corporation's 1986 Restricted Stock Plan. Under the terms of the Restricted Stock Plan, the Corporation may award restricted stock to key employees as determined by the Committee. No set criteria are used to determine the amount of restricted stock awarded; however, the Committee's determination may be influenced with respect to the number of shares awarded by factors such as the respective officer's senior officer status, the promotion of an individual to a higher position, a desire to retain a valued executive, a desire to recognize a particular officer's contribution to the Corporation or the number of shares then available for award. In 1994 four of the five executive officers who received awards were promoted. The Committee considered the awards to these individuals, compared to previous awards to individuals in similar positions when determining the size of the awards. The other executive officer received a restricted stock award in recognition of his outstanding contributions to the Corporation.

A feature of the Omnibus Budget Reconciliation Act of 1993 limits deductibility of certain compensation for the chief executive officer and the four other highest-paid executive officers to $1 million per year, effective for tax years beginning on or after January 1, 1994. The policy of the Corporation is generally to design its compensation plans and programs to ensure full deductibility. However, the Committee reserves the right to, in its discretion, pay compensation that will not be deductible if the, amounts will not significantly affect the Corporation's tax liability and if it is deemed to be in the best interest of the Corporation, for example, by not disclosing confidential performance criteria.



                                   Compensation Committee Members

                                    Jackson W. Smart, Jr. - Chairman


                                   Robert H. Allen     Ralph D. DeNunzio

                                    J. R. Hyde, III    Joshua I. Smith

                                                  May 31, 1994


                             STOCK PERFORMANCE GRAPH


The Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The following graph shows changes over the past five fiscal years in the value of $100 invested on May 31, 1989 in: (1) the Corporation's Common Stock; (2) the Standard & Poor's 500 Composite Index; and (3) the Standard & Poor's Transportation Index.

A paper copy of the Corporation's Stock Performance Graph was filed with the Commission under cover of Form SE.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
           (FDX, S&P 500 COMPOSITE INDEX AND S&P TRANSPORTATION INDEX)





                                1989     1990    1991    1992    1993     1994
FDX...........................   100       98      85      86      104      162



S & P 500 Comp. Index........   100       117     130     143     160      166
S & P Trans. Index...........   100       107     119     142     157      164


The total return assumes that all dividends were reinvested. No dividends were paid on the Corporation's stock during the period.


                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

Pursuant to the provisions of the Corporation's Stock Incentive Plans, the Corporation has made interest-free demand loans to certain officers, fully secured by Common Stock of the Corporation, to assist them in exercising non-incentive stock options and paying any tax liability associated with such exercise. Such loans are repayable on demand or upon termination of employment for any reason. The following table shows the highest balance of such loans outstanding during the period June 1, 1993 through July 29, 1994 and the balance of such loans outstanding at July 29, 1994, for those executive officers with loan balances which exceeded $60,000.


                                                                        HIGHEST
                                                                        BALANCE           BALANCE AT
                EXECUTIVE OFFICER                                   DURING PERIOD      JULY 29, 1994
       Theodore L. Weise, Senior Vice President - ...............      $619,031           [$619,031]
          Air Operations
       William J. Razzouk, Executive Vice President -............       212,203           [    -   ]
          Worldwide Customer Operations

The law firm of Baker, Worthington, Crossley & Stansberry has represented the Corporation during fiscal year 1994 pursuant to a retainer arrangement.
Mr. Baker, a Director, is a named partner in that firm.


The law firm of Manatt, Phelps & Phillips has represented the Corporation during fiscal year 1994 pursuant to a retainer arrangement. Mr. Manatt, a Director, is a named partner in that firm.

The law firm of Waring Cox has represented the Corporation during fiscal year 1994. Mr. Cox, a Director, is a named partner in that firm.

During fiscal year 1994, the Corporation purchased computer devices and services in the amount of $_____ from Network Computing Devices, Inc. The Corporation can be expected to purchase from Network Computing Devices, Inc. in the future.
Ms. Estrin, a Director, is the Chief Executive Officer, President and a director of Network Computing Devices, Inc. Mr. Greer is also a director of Network Computing Devices, Inc.

                            COMPENSATION OF DIRECTORS

For fiscal 1995, outside Directors are to be paid a quarterly retainer of $6,875, $2,000 for each meeting of the Board attended and $1,000 for each meeting of its Committees which they attend. Committee chairmen will be paid an additional annual fee of $4,500. In addition, outside Directors are granted an option under the Corporation's 1993 Stock Incentive Plan for 1,000 shares of Common Stock on each of the five consecutive Annual Meeting dates beginning September 26, 1994. Officers of the Corporation receive no compensation for serving as Directors.

The Corporation has a Retirement Plan for Outside Directors to attract, retain and motivate directors who are not also employees of the Corporation to serve on the Corporation's Board of Directors. The plan is unfunded and benefits provided thereunder are payable out of the assets of the Corporation as a general, unsecured obligation of the Corporation. An outside Director who has served at least five years on the Board of Directors is entitled to a retirement benefit beginning as of the first day of the fiscal quarter of the Corporation next following the date of termination of his or her directorship or the date such Director attains age 60, whichever is later. The benefit will be an annual amount, payable in quarterly installments for no less than ten years and no more than fifteen years depending on years of service, equal to a percentage from 50% to 100% (as determined by years of service) of the annual retainer fee being paid to the outside Director at the time of his or her termination as a Director.

                               SECTION 16 FILINGS

Under the securities laws of the United States, the Corporation's Directors and Executive Officers are required to report their initial ownership of the Corporation's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Commission and the Corporation is required to disclose in this Proxy Statement any late filings or failure to file. Mr. Masterson made a late filing of a single Form 4 involving one transaction in the Corporation's Common Stock.

                          CHANGE IN CONTROL ARRANGEMENT

The Corporation's 1980, 1983, 1984, 1987, 1989 and 1993 Stock Incentive Plans provide that in the event of a change in control each holder of an unexpired option under any of the plans has the right to exercise such option without regard to the date such option would first be exercisable. This right continues, with respect to holders whose employment with the Corporation terminates following a change in control, for a period of twelve months after such termination or until the option's expiration date, whichever is sooner. The instruments pursuant to which restricted stock was granted during fiscal 1994 under the Restricted Stock Plan provide for the immediate lapse of restrictions on shares granted in the event of a change in control.

      AMENDMENT TO THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK
                                (PROPOSAL NO. 2)

The Board of Directors has authorized the submission to the stockholders for their approval of an amendment to Article Fourth of the Corporation's Restated Certificate of Incorporation to provide for an increase in the number of shares of Common Stock authorized for issuance from 100,000,000 to 200,000,000. A copy of the revised Article Fourth is included in this Proxy Statement as Exhibit A.

As of May 31, 1994, the Corporation had 55,874,731 shares of Common Stock issued and outstanding and there were 3,683,170 shares of Common Stock reserved for issuance under the Company's Stock Incentive and Restricted Stock Plans.

Although the Corporation has studied, and continues to study, opportunities which may involve the issunce of its Common Stock, the Corporation has no present plans and has not entered into any contracts, arrangements or understandings (except as noted above with respect to stock option plans) concerning the issuance of any additional Common Stock. The Board of Directors believes an increase in the increased maximum number of authorized shares of Common Stock is advisable at this time to provide for the availability of shares for issuance in the future if the need arises, such as in connection with stock options, stock dividends, stock splits, possible acquisitions, financings, public offerings and other appropriate corporate purposes.

The amendment, if approved, would not itself affect the relative equities of present stockholders. However, if the amendment is approved, the Board of Directors will not be required to obtain further stockholder approval prior to the issuance of any such additional shares except in transactions legally requiring stockholder approval under Delaware law, such as certain mergers to which the Corporation might be a party. Stockholders do not have preemotive rights to subscribe for or purchase additional shares of Common Stock and any issuance of Common Stock on other than a pro-rata basis may dilute the ownership interest of present stockholders. Approval of the amendment by the affirmative vote of the holders of a majority of the Corporation's issued and outstanding Common Stock at July 29, 1994 is required for its adoption.


THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                    AUDITORS

                                (PROPOSAL NO. 3)

Arthur Andersen & Co. have been the auditors for the Corporation since 1972. Upon the recommendation of the Audit Committee, the Board of Directors has designated Arthur Andersen & Co. to be the independent auditors of the Corporation for the year ending May 31, 1995. The Board of Directors will offer a resolution at the Annual Meeting to ratify this designation. It is anticipated that representatives of Arthur Andersen & Co. will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                              STOCKHOLDER PROPOSALS


Proposals of stockholders intended to be presented at the Corporation's 1995 Annual Meeting of Stockholders must be received by the Corporation on or prior to April 15, 1995 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1995 Annual Meeting of Stockholders.

                                 OTHER BUSINESS

The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.



                              By order of the Board of Directors,


                              KENNETH R. MASTERSON
                                   SECRETARY

                                                                 EXHIBIT A


                  AMENDMENT TO THE FEDERAL EXPRESS CORPORATION
                      RESTATED CERTIFICATE OF INCORPORATION


If approved by the stockholders of the Corporation, delete Article Fourth and substitute in lieu thereof the following:

     ARTICLE FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 204,000,000 shares consisting of 4,000,000 shares of Series Preferred Stock, no par value (herein called the "Series Preferred Stock"), and 200,000,000 shares of Common Stock, par value $0.10 per share (herein called the "Common Stock").

PROXY

FEDERAL EXPRESS CORPORATION
Proxy Solicited on Behalf of the Board of Directors of the Corporation for the Annual Meeting of Stockholders September 26, 1994

The undersigned hereby constitutes and appoints KENNETH R. MASTERSON and WILLIAM
J. RAZZOUK, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to vote all of the shares of stock of the undersigned in Federal Express Corporation at the
Annual Meeting of Stockholders of said Corporation to be held at the [       ]
Hotel, {                           } Memphis, Tennessee. on Monday, September
26, 1994, and at any adjournments thereof, on Items 1 through 3 as specified on the reverse side hereof (with discretionary authority under Item 1 to vote for a new nominee if any nominee has become unavailable) and on such other matters as may properly come before said meeting.


Election of Class II Directors.  Nominees:

Ralph D. DeNunzio

Charles T. Manatt

Jackson W. Smart,Jr.

Joshua I. Smith

COMMENTS

- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Mr. Masterson and Mr. Razzouk cannot vote your shares unless you sign and return this card.

SEE REVERSE
SIDE

/X/

Please mark your                                                            6169
votes as in this
example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of the Class II Directors and FOR proposals 2 and 3.

- --------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR items 1-3
- --------------------------------------------------------------------------------

1.  Election of
    Class II
    Directors

    FOR / /         WITHHELD / /


2.  Approval of Amendment
    to Certificate of Incorpora-
    tion to increase Authorized
    Shares.

    FOR / /    AGAINST / /    ABSTAIN / /


3.  Approval of Independent
    Accountants.

    FOR / /    AGAINST / /    ABSTAIN / /


For, except vote withheld from the following nominee(s):

- --------------------------------------------

/ / Comments on Reverse Side  / / I request my name be disclosed with my vote and comments, if any.

- --------------------------------------------------------------------------------
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE:  Please sign exactly as name appears on this card.
Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- ------------------------------------------------------------

- ------------------------------------------------------------
SIGNATURE(S)                                  DATE